UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2019

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue

Overland Park, Kansas 66211

(Address of principal executive office)(Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	YRCW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 3, 2019, Thomas J. O’Connor III, age 58, was appointed Chief Operating Officer of YRC Worldwide Inc. (the “Company”). Mr. O’Connor will also continue to serve as the President of YRC Inc. (d/b/a YRC Freight), which role he has held since January 2018. Prior to that, Mr. O’Connor served as President of USF Reddaway Inc. since 2007 and, before 2007, in various other positions with the Company since 1982.

Mr. O’Connor received a salary increase to $625,000 per year in connection with his promotion. Mr. O’Connor will continue to participate in the 2019 executive compensation program as disclosed in the proxy statement for the Company’s 2019 annual stockholder meeting (the “2019 Executive Compensation Program”). Key compensation components will include (i) base salary and (ii) performance equity-based compensation as long-term incentive compensation at 200% of base salary. In connection with Mr. O’Connor’s promotion and participation under the 2019 Executive Compensation Program, on June 3, 2019, Mr. O’Connor received 26,563 shares of restricted common stock under the 2019 Incentive and Equity Award Plan of which one-third will vest upon the Company’s common stock achieving a 30-calendar day weighted-volume average stock price of $11.75 per share on or before December 31, 2020 (the “Initial Vesting”). The remaining two-thirds of the restricted stock will vest 12 months after the Initial Vesting.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The holders of our outstanding common stock and Series A Voting Preferred Stock voted together as a single class on all proposals at the Annual Meeting held June 5, 2019. Each share of common stock and Series A Voting Preferred Stock was entitled to one vote.

At the Annual Meeting, holders of our common stock and Series A Voting Preferred Stock voted on the following proposals:

Proposal 1

Each nominee under Proposal 1 was elected to the Board of Directors.

Director Nominees	Number of Votes For	Number of Votes Withheld	Broker Non-Votes
Raymond J. Bromark	20,962,485	376,989	8,931,666
Matthew A. Doheny	20,971,279	368,195	8,931,666
Robert L. Friedman	20,937,332	402,142	8,931,666
Darren D. Hawkins	20,990,665	348,809	8,931,666
James E. Hoffman	20,971,292	368,182	8,931,666
Patricia M. Nazemetz	20,717,255	622,219	8,931,666
James F. Winestock	20,886,521	452,953	8,931,666

Proposal 2

The appointment of KPMG LLP as our independent registered public accounting firm for 2019 was ratified.

Number of Votes For	Number of Votes Against	Number of Votes Abstaining
29,924,158	300,487	46,495

Proposal 3

The advisory vote on named executive officer compensation was approved.

Number of Votes For	Number of Votes Against	Number of Votes Abstaining	Broker Non-Votes
20,452,247	845,214	42,013	8,931,666

Proposal 4

The approval of the YRC Worldwide Inc. 2019 Incentive and Equity Award Plan.

Number of Votes For	Number of Votes Against	Number of Votes Abstaining	Broker Non-Votes
19,256,768	2,039,363	43,343	8,931,666

Item 8.01.	Other Events.

On June 6, 2019, the Company issued a press release announcing Mr. O’Connor’s promotion. A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated June 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

By:	/s/ Brianne L. Simoneau
Brianne L. Simoneau
Vice President and Controller

Date: June 6, 2019